Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Amendment No. 2 to the Registration Statement No. 333-239471 on Form S-1 of ACell, Inc. of our report dated March 9, 2020, except for the effects of the matter discussed in Note 16, which is as of July 10, 2020, on our audits of the financial statements of ACell, Inc. as of December 31, 2019 and 2018 and for the years then ended. We also consent to the reference to our firm under the heading “Experts.”

/s/ CohnReznick LLP

Tysons, Virginia

July 15, 2020